UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2019
PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 25, 2019, PRA Group Europe Holding S.à r.l., a Luxembourg subsidiary of PRA Group, Inc. (the “Company”), and its Swiss Branch, PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch (together the “Borrowers”), along with certain of their affiliates as guarantors, and the lenders party thereto, entered into the Fifth Amendment and Restatement Agreement (the “Fifth Amendment”) to the Borrowers’ Multicurrency Revolving Credit Facility Agreement originally dated as of October 23, 2014 (the “European Credit Facility”). The Fifth Amendment modifies certain terms of the European Credit Facility, including:

(1)	merging the term loan facility with the revolving credit facility, which increased the total amount of revolving credit facility commitments to $1.1 billion; and

(2)	increasing all applicable margins for interest payable under the European Credit Facility by five basis points.

DNB Bank ASA, Nordea Bank Abp, and Swedbank AB (publ) and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, the Borrowers or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fifth Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: March 29, 2019	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer